February 13, 2024

Kartoon Studios’ Kids Media and Marketing Agency, Beacon Media Group, Grows Revenues, Client Base, and Delivers Successful Campaign Results in 2023
Beacon Expands Leadership in Toy Market, While Expanding into Non-Toy Category Pre-Easter and Spring Initiatives Expected to Provide a Solid Start to 2024
BEVERLY HILLS, Calif., Feb. 13, 2024 (GLOBE NEWSWIRE) -- Beacon Media Group, the media and marketing agency subsidiary of Kartoon Studios, Inc. (NYSE American: TOON) specializing in kids and family, announces a series of achievements and milestones attained in 2023, which the Company believes further position Beacon Media as a leader in the market, and are expected to contribute to growth in 2024.
Beacon Media concluded 2023 with solid performance due to its strategic efforts, leading to a year-over-year growth of 29% in billed commission and a 5% increase in billed media. This positive trend is expected to continue in 2024, buoyed by advertiser support for planned pre- Easter and spring campaigns.
Additionally, Beacon Media Group has expanded its client base with six new advertisers and has continued to deliver innovative marketing campaigns for its clients, reaffirming its leadership in the industry. The Company has also broadened its client roster to now include non-toy brand lifestyle categories targeting key cross-over audiences such as families, parents, millennials, and Gen Z. This enabled Beacon Media to expand and work with new clients, increase market penetration, and further demonstrate its unique ability to cater to diverse client needs.
Kartoon Studios CEO, Andy Heyward, stated: “Cindy Kelly, the President of Beacon Media Group, has done a remarkable job with not only growing the business during a challenging market environment, but also creating synergies with Kartoon Channel! and its Mainframe Studios subsidiary in Canada.”
Cindy Kelly stated: “2023 was an encouraging year for Beacon Media Group as we achieved notable growth and success and continued to lead the way in the kids and family media and marketing landscape. We anticipate 2024 will continue this positive trend. As we celebrate our achievements, we remain dedicated to delivering innovative solutions, while using cutting edge technology to drive growth for our clients in the dynamic and ever-evolving media landscape, creating meaningful connections between consumers and brands.”
Additional key highlights of Beacon Media Group’s 2023 achievements include:
    Innovative Campaign Strategies: Through its integrated approach to media and marketing, Beacon Media Group delivered strong paid and organic results for its clients and driving growth. Its innovative strategies, including self-serve programmatic campaigns, robust influencer content and marketing, and social commerce, yielded improvements in CPMs and customer acquisition metrics.

    Research and Performance Metrics: Throughout 2023, Beacon Media Group’s clients excelled in generating awareness, engagement, and customer acquisition costs, boosting reach and engagement with target audiences, and driving efficient sales. Additionally, its implementation of Retail Media Network campaigns yielded solid results.
About Beacon Media Group
Beacon Media Group is a full-service marketing, communications and media agency group focused on building meaningful connections between consumers and brands across a diverse range of industries, including consumer products, entertainment, gaming, lifestyle, and technology. Beacon Communications’ integrated expertise brings the voice of brands to the forefront and makes them part of influential consumer conversation through PR, social media, influencer marketing and creative services. Through the Beacon Media division, Beacon Media Group offers media research, strategic planning and buying services across traditional and emerging platforms (including TV, OTT, VOD, OLV, Social, Paid Influencer and other leading Digital Media channels).
About Kartoon Studios
Kartoon Studios, Inc. (NYSE American: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba;Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Ameba; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.
In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.
Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, and Samsung and LG Smart TVs.

Forward-Looking Statements: Certain statements in this press release constitute "forward- looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.
MEDIA CONTACT:
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INVESTOR RELATIONS CONTACT:
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Source: Kartoon Studios